THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

March 4, 2008

Dunham Funds

10251 Vista Sorrento Parkway

Suite 200
San Diego, CA 92121

Re: Dunham Funds, File Numbers 333-147999 and 811-22153

Mr. Dunham:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Dunham Funds’ Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP